UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 9, 2008

Date of Report (Date of earliest event reported)

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-30229	04-3387074
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

7 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886
(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On December 9, 2008, Sonus Networks, Inc. (the “Company”) issued a press release confirming the deadlines for stockholder proposals and director nominations for its 2009 annual meeting of stockholders (the “2009 Annual Meeting”), which will be scheduled as appropriate.

The Company confirmed that if a stockholder wishes to have a proposal considered for inclusion in the Company’s proxy materials for the 2009 Annual Meeting, the proposal must comply with the proxy rules of the Securities and Exchange Commission (the “SEC”), be stated in writing and be received by the Company on or before the close of business on Friday, January 9, 2009.  This deadline is established by the SEC’s proxy rules and is later than the deadline previously disclosed by the Company in the Company’s proxy statement for its 2008 annual meeting (the “2008 Proxy Statement”).

In addition, the Company confirmed that in order for a stockholder proposal, including nominations for directors, to be properly brought before the 2009 Annual Meeting, the proposal must comply with the Company’s By-Laws and be received by the Secretary of the Company on or before the close of business on Friday, January 9, 2009.  This deadline is established by the Company’s By-Laws and is earlier than the deadline previously disclosed by the Company in the Company’s 2008 Proxy Statement.  Any proposals should be mailed to the Company at 7 Technology Park Drive, Westford, MA 01886, Attention: Corporate Secretary.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibit relating to Item 8.01 shall be deemed to be furnished, and not filed:

99.1                           Press release of Sonus Networks, Inc. dated December 9, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2008	SONUS NETWORKS, INC.

By:
/s/ Richard J. Gaynor
Richard J. Gaynor
Chief Financial Officer

Exhibit Index

99.1                           Press release of Sonus Networks, Inc. dated December 9, 2008.